AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
                         T. ROWE PRICE ASSOCIATES, INC.


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust.

     WHEREAS, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser sub-advisory fees as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fees as full compensation under the Agreement for such services and expenses.

     WHEREAS, the Adviser and the Sub-Adviser have agreed to revise the fee schedule for the JNL/T. Rowe Price Value Fund.

     WHEREAS, in order to reflect this fee reduction, Schedule B to the Agreement must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 1, 2011, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 23, 2011, effective as of December 1, 2011.


JACKSON NATIONAL ASSET MANAGEMENT, LLC

By:  /s/ Mark D. Nerud
Name:  Mark D. Nerud
Title: President and CEO

T. ROWE PRICE ASSOCIATES, INC.

By: /s/ Fran Pollack-Matz
Name: Fran Pollack-Matz
Title:  Vice President and Senior Legal Counsel


                                   SCHEDULE B
                             DATED DECEMBER 1, 2011
                                 (Compensation)


                  JNL/T. Rowe Price Established Growth Fund(1)


AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

Assets up to $1 billion:

$0 to $250 million                                                         0.40%
$250 to $500 million                                                      0.375%
$500 million to $1 billion                                                 0.35%

When assets exceed $1 billion:

On the first $1 billion                                                    0.35%
Amounts over $1 billion                                                   0.325%

(1) For the JNL/T. Rowe Price Established Growth Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1 billion. The credit will apply at asset levels between approximately $946 million and $1 billion.

To accommodate circumstances where a Fund's assets fall beneath $1 billion and to prevent a decline in a Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $946 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.35% fee schedule by the difference between the current portfolio size for billing purposes and the $946 million threshold, divided by the difference between $1 billion and the $946 million threshold. The credit would approach $187,500 annually when a Fund's assets were close to $1 billion and fall to zero at approximately $946 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:


Current Portfolio Size for Billing Purposes - $946,428,571  	x  $187,500
$53,571,428


                        JNL/T. Rowe Price Value Fund(2)


AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

Assets up to $100 million:

$0 to $50 million                                                          0.50%
$50 million to $100 million                                                0.45%

When assets exceed $100 million, but are less than $200 million

All Assets                                                                 0.40%

When assets exceed $200 million, but are less than $500 million

All Assets                                                                 0.35%

When assets exceed $500 million, but are less than $1 billion

$0 to $500 million                                                        0.325%

$500 million to $1 billion                                                 0.30%

When assets exceed $1 billion

All Assets                                                                 0.30%

(2) For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets reach $1 billion. The credit will apply at asset levels between approximately $958.3 million and $1 billion.

To accommodate circumstances where the Fund's assets fall beneath $1 billion and to prevent a decline in the Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $958.3 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.30% fee schedule by the difference between the current portfolio size for billing purposes and the $958.3 million threshold, divided by the difference between $1 billion and the $958.3 million threshold. The credit would approach $125,000 annually when the Fund's assets were close to $1 billion and fall to zero at approximately $958.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:


Current Portfolio Size for Billing Purposes - $958,333,333  	x $125,000
$41,666,667


                    JNL/T. Rowe Price Mid-Cap Growth Fund(3)

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $20 million                                                          0.60%
$20 to $50 million	                                                       0.50%
$50 to $200 million                                                        0.50%

Amounts over $200 Million                                               0.50%(4)

(3) Fees will be paid based on assets invested in the actively managed portion of the Fund managed by T. Rowe Price, not including assets from the mid-cap growth index strategy portion of the Fund managed by Mellon Capital Management Corporation.

(4) When net assets exceed $200 million, the annual rate asterisked is applicable to all the amounts in the JNL/T. Rowe Price Mid-Cap Growth Fund.


                     JNL/T. Rowe Price Short-Term Bond Fund


AVERAGE DAILY NET ASSETS:                                            ANNUAL RATE

Less than $100 million:

$0 to $50 million                                                          0.30%

Amounts over $50 million                                                   0.25%

Greater or equal to $100 million, but less than $1.5 billion:

$0 to $100 million                                                      0.20%(5)
$100 to $250 million	                                                 0.175%
$250 to $500 million                                                      0.125%
Amounts over $500 Million                                                  0.10%

Greater or equal to $1.5 billion:

All assets	                                                         0.10%(6)

(5) For net assets less than $100 million, the Sub-Adviser fees will be .30% on net assets up to $50 million and 0.25% on net assets greater than $50 million. The Sub-Adviser fee will reset to .20% on net assets from $0 to $100 million, once assets reach $100 million. The Sub-Adviser will provide the Adviser a transitional fee credit to eliminate any discontinuity between the tiered fee schedule and the fee schedule that takes effect once assets exceed $100 million. The credit will apply at an asset range between $70 million and $100 million.

(6) For net assets greater or equal to $1.5 billion, the Sub-Adviser fees will be .10% on all net assets. The Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1.5 billion. The credit will apply at asset levels between $1.225 billion and $1.5 billion.

To accommodate circumstances where a Fund's assets fall beneath $1.5 billion and to prevent a decline in a Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1.5 billion, when the flat fee would be triggered, or (b) fall below a threshold of $1.225 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.10% fee schedule by the difference between the current portfolio size for billing purposes and the $1.225 billon threshold, divided by the difference between $1.5 billion and the $1.225 billion threshold. The credit would approach $275,000 annually when a Fund's assets were close to $1.5 billion and fall to zero at $1.225 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:


Current Portfolio Size for Billing Purposes - $1.225 billion 	x $275,000
$275 million